LOUISIANA-PACIFIC CORPORATION

                                    Index to Bylaws
                                    ---------------

ARTICLE I.        STOCKHOLDERS'  MEETINGS.............................................1

        Section 1.        Annual Meeting..............................................1
        Section 2.        Special Meetings............................................1
        Section 3.        Place of Meetings...........................................1
        Section 4.        Notice of Meeting...........................................1
        Section 5.        Quorum......................................................1
        Section 6.        Organization................................................2
        Section 7.        Conduct of Business.........................................2
        Section 8.        Voting......................................................2
        Section 9.        Proxies.....................................................3
        Section 10.       List of Stockholders........................................3
        Section 11.       Inspectors..................................................3
        Section 12.       Denial of Action by Consent of Stockholders.................3
        Section 13.       Nominations for Director....................................4
        Section 14.       Notice of Stockholder Business..............................4

ARTICLE II.       BOARD OF DIRECTORS..................................................5

        Section 1.        General Powers..............................................5
        Section 2.        Number, Classification, Election and Qualification..........5
        Section 3.        Place of Meetings...........................................5
        Section 4.        Regular Meetings............................................5
        Section 5.        Special Meetings............................................6
        Section 6.        Notice......................................................6
        Section 7.        Quorum and Manner of Acting.................................6
        Section 8.        Organization................................................6
        Section 9.        Resignations................................................6
        Section 10.       Vacancies and Newly Created Directorships...................7
        Section 11.       Removal of Directors........................................7
        Section 12.       Compensation................................................7
        Section 13.       Board and Committee Action Without Meeting..................7
        Section 14.       Board and Committee Telephonic Meetings.....................7
        Section 15.       Mandatory Retirement Age....................................7

ARTICLE III.      EXECUTIVE AND OTHER COMMITTEES......................................8

        Section 1.        Executive and Other Committees..............................8
        Section 2.        General.....................................................8


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ARTICLE IV.       EXCEPTIONS TO NOTICE REQUIREMENTS...................................9

        Section 1.        Waiver of Notice............................................9
        Section 2.        Unlawful Notice.............................................9

ARTICLE V.        OFFICERS............................................................9

        Section 1.        Number, Election and Qualification..........................9
        Section 2.        Resignations................................................9
        Section 3.        Removal....................................................10
        Section 4.        Vacancies..................................................10
        Section 5.        Chairman...................................................10
        Section 6.        President..................................................10
        Section 7.        Vice Presidents............................................10
        Section 8.        Secretary..................................................10
        Section 9.        Treasurer..................................................11
        Section 10.       Additional Powers and Duties...............................11
        Section 11.       Compensation...............................................11

ARTICLE VI        INDEMNIFICATION....................................................11

        Section 1.        General....................................................11
        Section 2.        Employee Benefit or Welfare Plan Fiduciary Liability.......12
        Section 3.        Persons Not to be Indemnified Under Section 2..............12
        Section 4.        Advances of Expenses.......................................12
        Section 5.        Mandatory Indemnification in Certain Circumstances.........13
        Section 6.        Right to Indemnification upon Application;
                          Procedure upon Application.................................13
        Section 7.        Enforcement of Rights......................................14
        Section 8.        Bylaws as Contract;  Non-Exclusivity.......................14

ARTICLE VII       STOCK AND TRANSFER OF STOCK........................................14

        Section 1.        Stock Certificates.........................................14
        Section 2.        Transfers of Shares........................................14
        Section 3.        Regulations, Transfer Agents and Registrars................15
        Section 4.        Replacement of Certificates................................15
        Section 5.        Fixing of Record Date......................................15

ARTICLE VIII.     FISCAL YEAR........................................................16

ARTICLE IX        SEAL...............................................................16

ARTICLE X.        AMENDMENTS.........................................................16

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

                                    BYLAWS OF
                          LOUISIANA-PACIFIC CORPORATION


                        ARTICLE I. STOCKHOLDERS' MEETINGS

         Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the first Friday in the month of May in each year at 10:30 a.m. or at such other time or date in April or May of each year as shall be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting. If the date fixed for the annual meeting shall be a legal holiday in the place of the meeting, the meeting shall be held on the next succeeding business day.

         Section 2. Special Meetings. Special meetings of the stockholders for any proper purposes, unless otherwise provided by the law of Delaware, may be called by the Chairman or pursuant to resolution of the Board of Directors and shall be called by the Chairman at the request in writing of a majority of the directors. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting.

         Section 3. Place of Meetings. Meetings of the stockholders may be held at such places, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting.

         Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, the adjournment is for no more than thirty days, and after the adjournment no new record date is fixed for the adjourned meeting. Notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting if all the conditions of the proviso in the preceding sentence are not met. At an adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         Section 5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise provided by statute or in the Certificate of

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Incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly
organized  meeting  may  continue  to  transact   business  until   adjournment,
notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 6. Organization. At each meeting of the stockholders the Chairman, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman and the President, a Vice President, or in the absence of all the foregoing, any person chosen by a majority of those stockholders present shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         Section 7. Conduct of Business. The Board of Directors shall have authority to determine from time to time the procedures governing, and the rules of conduct applicable to, annual and special meetings of the stockholders. Except as otherwise determined by the Board of Directors prior to the meeting, the chairman of any stockholders meeting shall determine the order of business and shall have authority in his discretion to adjourn such meeting and to determine the procedures governing such meeting and to regulate the conduct thereat, including, without limitation, imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders meeting, determining whether any stockholder or any proxy may be excluded from any stockholders meeting based upon any determination by the chairman in his sole discretion that any such person has unduly disrupted or is likely to disrupt the proceedings thereat and specifying the circumstances in which any person may make a statement or ask questions at any stockholders meetings.

         Section 8. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed pursuant to Section 151 of the Delaware General Corporation Law, each stockholder shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of capital stock held of record by him on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Except as otherwise provided by statute, these Bylaws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by

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

written ballot and may be by such other means as the chairman deems advisable under the circumstances. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy.

         Section 10. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 11. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         Section 12. Denial of Action by Consent of Stockholders. No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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

         Section 13. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of record entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors may nominate at a meeting persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by certified mail, postage prepaid, addressed to the Chairman at the Corporation's executive offices (i) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the 45th calendar day prior to the first anniversary of the initial mailing date of the Corporation's proxy materials for the preceding year's annual meeting, provided that if the date of the annual meeting at which an election is to be held is more than 30 calendar days before or after the preceding year's annual meeting, such notice must be received by the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address, as they appear on the Corporation's stock ledger, of the stockholder who intends to make the nomination and the name and address of each person to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to nominate the person or persons specified in the notice for election as directors; (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission were such nominee to be nominated by the Board of Directors; and (e) the signed consent of each proposed nominee to serve as a director of the Corporation if so elected. The chairman of any meeting of stockholders to elect directors may refuse to permit the nomination of any person to be made without compliance with the foregoing procedure.

         Section 14. Notice of Stockholder Business. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting pursuant to Section 4 of this Article, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who complies with the notice procedures set forth in this Section 14. For business to be properly brought before an annual meeting by any such stockholder, the stockholder must give written notice thereof to the Chairman, either by personal delivery or by certified mail, postage prepaid, addressed to the Chairman at the Corporation's executive offices not later than the close of business on the 45th calendar day prior to the first anniversary of the initial mailing date of the Corporation's proxy materials for the preceding year's annual meeting, provided that if the date of the annual meeting is more than 30 calendar days before or after the preceding year's annual meeting, such notice must be received by the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting the information with respect to stockholder proposals presented for

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

inclusion in the Corporation's proxy materials required by Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any rule or regulation adopted to replace such rule. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any such business was not properly brought before the meeting in accordance with the provisions of this Section 14, and if he should so determine, he shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.


                         ARTICLE II. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

         Section 2. Number, Classification, Election and Qualification. The number of directors of the Corporation shall be nine, but, by vote of a majority of the entire Board of Directors or amendment of these Bylaws, the number thereof may be increased or decreased to such greater or lesser number (not less than three) as may be so provided. At the first election of directors by the stockholders, the directors shall be divided into three classes; the term of office of those of the first class to expire at the first annual meeting thereafter; of the second class at the second annual meeting thereafter; and of the third class at the third annual meeting thereafter. At each annual election held after such classification and election, directors shall be elected to succeed those whose terms expire, each such newly elected director to hold office for a term of three years and until his successor is elected or until his death, resignation, retirement or removal. Except as otherwise provided by statute or these Bylaws, directors shall be elected at the annual meeting of the stockholders, and the persons receiving a plurality of the votes cast at such election shall be elected, provided that a quorum is present at the meeting. Directors need not be stockholders.

         Section 3. Place of Meetings. Meetings of the Board of Directors may be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

         Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders for the purpose of electing officers and the transaction of other business. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for holding of additional regular meetings without other notice than such resolution.

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


         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

         Section 6. Notice. Notice of any special meeting shall be given personally or by telephone to each director at least twenty-four hours before the time at which the meeting is to be held or shall be mailed to each director, postage prepaid, at his residence or business address at least three days before the day on which the meeting is to be held; provided that, in the case of any special meeting to be held by conference telephone or similar communications equipment, notice of such meeting may be given personally or by telephone to each director not less than six hours before the time at which the meeting is to be held. Except as otherwise specifically provided in these Bylaws, neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of the meeting.

         Section 7. Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, except that one-third of the entire Board of Directors present in person at a meeting shall constitute a quorum if the Chairman is present at the meeting. Except as otherwise specifically required by statute or the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present or, if no director be present, the Secretary may adjourn such meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these Bylaws, the directors shall act only as a board of directors and the individual directors shall have no power as such.

         Section 8. Organization. At each meeting of the Board of Directors, the Chairman (or, in his absence or inability to act, the President, or in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 9. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or Chairman or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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

         Section 10. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director has been chosen and until his successor is elected and qualified, or until his earlier resignation or removal. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Section 11. Removal of Directors. All or any number of the directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the outstanding Common Stock of the Corporation at a meeting of the stockholders expressly called for that purpose. A vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or if the stockholders shall fail to fill such vacancy, as in these Bylaws provided.

         Section 12. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 13. Board and Committee Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 14. Board and Committee Telephonic Meetings. A director or a member of a committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

         Section 15. Mandatory Retirement Age. The date upon which a director shall retire from service as a director of this Corporation shall be the date of the next annual meeting of stockholders following the date the director attains age 70 and no person who has attained the age of 70 shall become a nominee for election as a director of the Corporation. Any director who, on February 1, 1997, has already attained age 70 shall retire at the end of his or her then current term of office.

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

                   ARTICLE III. EXECUTIVE AND OTHER COMMITTEES

         Section 1. Executive and Other Committees. The Board of Directors may, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or
(ii) adopting, amending or repealing these Bylaws. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors, provided, however, that third parties shall not be prejudiced by such revision or alteration.

         Section 2. General. A majority of any committee may determine its action and establish the time, place and procedure for its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II,
Section 6 or as the Board of Directors may otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

                                       8                                  9/1/99

                  ARTICLE IV. EXCEPTIONS TO NOTICE REQUIREMENTS

         Section 1. Waiver of Notice. Whenever notice is required to be given under these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 2. Unlawful Notice. Whenever notice is required to be given under these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice has been duly given.


                               ARTICLE V. OFFICERS

         Section 1. Number, Election and Qualification. The elected officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, and a Treasurer. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected and qualified, or until his earlier resignation or removal. The Board of Directors may from time to time appoint such other officers (including a Chairman of the Executive Committee, a Controller and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties as may be prescribed by the Board of Directors and shall hold office during the pleasure of the Board of Directors. Any two or more offices may be held by the same person. From and after the distribution by G-P of the stock it presently holds in the Corporation, no person who is serving as an officer or director of G-P shall concurrently serve as an officer of the Corporation.

         Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                       9                                  9/1/99

         Section 3. Removal. Any officer or agent of the Corporation may be removed either with or without cause, at any time, by the Board of Directors, except that a vote of a majority of the entire Board of Directors shall be necessary for the removal of an elected officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment of such office.

         Section 5. Chairman. The Chairman shall be the chief executive officer of the Corporation, and shall have general direction over the management of its business, properties and affairs. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and, in the absence of the Chairman of the Executive Committee, at all meetings of the Executive Committee. He shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal; to sign stock certificates; and to remove or suspend such employees or agents as shall not have been elected or appointed by the Board of Directors. In the absence or disability of the Chairman, his duties shall be performed and his powers shall be exercised by the President.

         Section 6. President. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman, he shall have general direction over the operations of the Corporation. He shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal; and to sign stock certificates.

         Section 7. Vice Presidents. The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them from time to time, by the Board of Directors or the President, respectively, and unless their authority be expressly limited shall act in the order of their election in the place of the President, exercising all his powers and performing his duties, during his absence or disability. The Board of Directors however, may from time to time designate the relative positions of the Vice Presidents of the Corporation and assign to any one or more of them such particular duties as the Board of Directors may think proper.

         Section 8. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all of the proceedings of such meetings in a book to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in charge of the Treasurer. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

                                       10                                 9/1/99

         Section 9. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as shall, from time to time, be designated by the Board of Directors or by such officers of the Corporation as may be authorized by the Board of Directors to make such designation. He shall have power to sign stock certificates; to indorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. He shall keep all books of account relating to the business of the Corporation, and shall render a statement of the Corporation's financial condition whenever required so to do by the Board of Directors, the chairman or the President. In the absence of the Treasurer, the Board of Directors shall appoint an Assistant Treasurer to perform his duties.

         Section 10. Additional Powers and Duties. In addition to the foregoing enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided by these Bylaws or as the Board of Directors may from time to time determine or as may be assigned to them by any competent superior officer.

         Section 11. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.


                           ARTICLE VI. INDEMNIFICATION

         Section 1. General. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto against all expenses (including, without limitation, attorneys' fees), judgments, fines (including excise taxes) and amounts paid in settlement (collectively, "Losses") incurred in connection with any action, suit, or proceeding, whether threatened, pending, or completed (collectively, "Proceedings") to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors of the Corporation.

                                       11                                 9/1/99

         Section 2. Employee Benefit or Welfare Plan Fiduciary Liability. In addition to any indemnification pursuant to Section 1 of this Article, but subject to the express exclusions set forth in Section 3 of this Article, the Corporation shall indemnify any natural person who is or was serving at the direction or request of the Corporation in a fiduciary capacity with respect to an employee benefit or welfare plan covering one or more employees of the Corporation or of an affiliate of the Corporation, or who is or was performing any service or duty on behalf of the Corporation with respect to such a plan, its participants or beneficiaries, against all Losses incurred by such person in connection with any Proceeding arising out of or in any way connected with such service or performance, to the extent such Losses are insurable under applicable law but are not covered by collectible insurance or indemnified pursuant to
Section 1 of this Article. This Section is intended to provide a right to indemnification as permitted by Section 145(f) of the Delaware General Corporation Law.

         Section 3. Persons Not to be Indemnified Under Section 2. No indemnification shall be made under Section 2 of this Article to any person
(other than an employee of the Corporation or of an affiliate of the Corporation) who was or is acting as a lawyer, accountant, actuary, investment adviser or arbitrator with respect to an employee benefit or welfare plan against any expense, judgment, fine or amount paid in settlement incurred by such person in connection with any action, suit or proceeding arising out of or in any way connected with his actions in such capacity. No indemnification shall be made under Section 2 of this Article to any person determined (in the manner prescribed by Section 145(d) of the Delaware General Corporation Law) to have participated in, or to have had actual knowledge of and have failed to take appropriate action with respect to, any violation of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 or amendments thereto or by the common or statutory law of the United States of America or any state or jurisdiction therein, knowing such in either case to have been a violation of such responsibilities, obligations or duties.

         Section 4. Advances of Expenses. Except as limited by the other provisions of this Section, the Corporation shall pay promptly (and in any event within 60 days of receipt of the written request of the person who may be entitled to such payment) all expenses (including but not limited to attorneys'
fees) incurred in connection with any Proceeding by any person who may be entitled to indemnification under Sections 1 or 2 of this Article in advance of the final disposition of such Proceeding. Notwithstanding the foregoing, any advance payment of expenses on behalf of a director or officer of the Corporation shall be, and if the Board of Directors so elects, any advance payment of expenses on behalf of any other person who may be entitled to indemnification under Sections 1 or 2 of this Article may be, conditioned upon the receipt by the Corporation of an undertaking by or on behalf of such director, officer, or other person to repay the amount advanced in the event that it is ultimately determined that such director, officer, or person is not entitled to indemnification; provided that such advance payment of expenses shall be made without regard to the ability to repay the amounts advanced. Notwithstanding the foregoing, no advance payment of expenses shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of directors who are not parties to such Proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to such directors or counsel at the time such determination is made following due inquiry, (a) in the case of a person who may be entitled to indemnification under Section 1, such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, such person had reasonable cause to believe his conduct was unlawful, or (b) in the case of a person who may be entitled to indemnification under Section 2, such person is not entitled to indemnification under the standard set forth in the second sentence of Section 3. Nothing in this Article VI shall require any such determination to be made as

                                       12                                 9/1/99
a condition to making any advance payment of expenses, unless the Board of Directors so elects.

         Section 5. Mandatory Indemnification in Certain Circumstances. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in the defense of any Proceeding referred to Section 1 or
Section 2 of this Article, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6. Right to Indemnification upon Application; Procedure upon Application. Any indemnification under Sections 1 or 2 shall be made promptly, and in any event within 60 days of receipt of the written request of the person who may be entitled thereto following the conclusion of such person's participation in any Proceeding or which indemnity is sought, unless with respect to such written request, a determination is reasonably and promptly made by a majority vote of directors who are not parties to the Proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel that, based upon the facts known to such directors or counsel at the time such determination is made following due inquiry, (a) in the case of a person who may be entitled to indemnification under Section 1, such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, such person had reasonable cause to believe his conduct was unlawful, or (b) in the case of a person who may be entitled to indemnification under Section 2, such person is not entitled to indemnification under the standard set forth in the second sentence of Section 3.

                                       13                                 9/1/99

         Section 7. Enforcement of Rights. The right to indemnification or to an advance of expenses as granted by this Article shall be enforceable by any person entitled thereto in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 100 days of receipt by the Board of Directors of such person's written request for indemnification or an advance of expenses. Such person's expenses (including but not limited to attorneys' fees) incurred in connection with successfully establishing his right to indemnification or an advance of expenses, in whole or in part, in any such proceedings shall also be indemnified by the Corporation.

         Section 8. Bylaws as Contract; Non-Exclusivity. All rights to indemnification and advances or expenses under this Article shall be deemed to be provided by a contract between the Corporation and each person entitled thereto. Any repeal or modification of these Bylaws shall not impair or diminish any rights or obligations existing at the time of such repeal of modification. The rights granted by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or an advance of expenses may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The rights granted by this
Article VI shall extend to the estate, heirs or legal representatives of any person entitled to indemnification or an advance of expenses hereunder who is deceased or incompetent.


                    ARTICLE VII. STOCK AND TRANSFER OF STOCK

         Section 1. Stock Certificates. Every holder of stock in this Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of stock of this Corporation owned by him signed by or in the name of this Corporation by the Chairman, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any of or all the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 2. Transfer of Shares. Transfers of Shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly indorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated in the entry of the transfer if, when the certificates are presented for transfer, both the transferor and transferee request the Corporation to do so.

                                       14                                 9/1/99

         Section 3. Regulations, Transfer Agents and Registrars. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint and change from time to time one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signatures of any of them.

         Section 4. Replacement of Certificates. In the event of the loss, theft, mutilation or destruction of any certificate for shares of stock of the Corporation, a duplicate thereof may be issued and delivered to the owner thereof, provided he makes a sufficient affidavit setting forth the material facts surrounding the loss, theft, mutilation or destruction of the original certificates and gives a bond to the Corporation, in such sum limited or unlimited, and in such form and with such surety as the Board of Directors may authorize indemnifying the Corporation, its officers and, if applicable, its transfer agents and registrars, against any losses, costs and damages suffered or incurred by reason of such loss, theft, mutilation or destruction of the original certificate and replacement thereof.

         Section 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                       15                                 9/1/99

                            ARTICLE VIII. FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.


                                ARTICLE IX. SEAL

         The Board of Directors shall provide a corporate seal, which shall be in such form as the Board of Directors shall determine.


                              ARTICLE X. AMENDMENTS

         These Bylaws may be amended or repealed, or new Bylaws may be adopted, at any annual or special meeting of the stockholders, by the affirmative vote of the holders of at least 75 percent of the outstanding Common Stock of the Corporation; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted, by the Board of Directors by the vote of two-thirds of the entire Board of Directors.

                                       16                                 9/1/99